EXHIBIT 23(a)
                                                                  ------------


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 11, 1999 appearing in Imaging Technologies Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.




/s/ Boros & Farrington PC
Boros & Farrington PC

San Diego, California
November 30, 1999